UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report:   March 18, 2014

AXIOM OIL AND GAS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53232	27-0686445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Dr.
Oro Valley, AZ 85755
(Address of principal executive offices) (Zip Code)

(520) 318-5595
Company’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 18, 2014, we entered into a Lease Purchase Agreement with Alberta Oil and Gas LP  to purchase certain oil and gas leases and the leasehold estates created thereby located in Toole County, Montana totaling 14,597 net mineral acres.  The purchase price for the leases is $3,600,000, of which $50,000 is to be paid in cash, $1,500,000 is to be in the form of the assumption of a note secured against the leases and the remainder to be paid in the form of 7,200,000 shares of our common stock.  The purchase price may be reduced if prior to the closing of the purchase it is determined that the seller does not have a defensible title to all of the leases.  The closing of the purchase is to take place on May 30, 2014, provided that prior to that time we have cash assets of $1,000,000.

Item 9.01	(d)Exhibits.

Exhibit	Exhibit Description

10.1	Lease Purchase Agreement, dated March 18, 2014, with Alberta Oil and Gas LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axiom Oil and Gas Corp

Dated:  March 24, 2014

By:  /s/ Robert Knight
Name:  Robert Knight
Title:    Chief Executive Officer